Exhibit 99.1
For immediate release:
Bank of Commerce Holdings announces a cash dividend of $0.08 per share

REDDING, California, March 19, 2008/ PR Newswire— Patrick J. Moty, President & CEO of Bank of Commerce Holdings (NASDAQ:BOCH), a $630 million financial services holding company, and parent company of Redding Bank of Commerce™, Roseville Bank of Commerce™, Sutter Bank of Commerce™ and Bank of Commerce Mortgage™ today announced a $0.08 cents per share dividend for the 1st quarter 2008.
The $0.08 per share quarterly cash dividend will be paid to shareholders of record as of March 31, 2008, payable on Friday, April 11, 2008.
Bank of Commerce Holdings, with administrative offices in Redding, California is a financial service holding company that owns Redding Bank of Commerce™, Roseville Bank of Commerce™, Sutter Bank of Commerce™ and Bank of Commerce Mortgage™. The Company is a federally insured California banking corporation and opened on October 22, 1982.
BOCH is a NASDAQ National Market listed stock. Please contact your local investment advisor for purchases and sales. Investment firms making a market in BOCH stock are:
Howe Barnes Hoefer & Arnett Investment Inc. /
John T. Cavender
555 Market Street
San Francisco, CA (800) 346-5544
Raymond James Financial/ Geoff Ball
1805 Hilltop Drive, Suite 106
Redding, CA (800) 926-5040
Morgan Stanley/Rick Hill
310 Hemsted Drive, Suite 100
Redding, CA (800) 733-6126
Wachovia Securities/ Ken Myers, Rick Hansen
10466 Brunswick Road
Grass Valley, CA (888) 383-3112